Exhibit 99.1

Jack in the Box Inc. to Present at Three Investment Conferences in June

SAN DIEGO--(BUSINESS WIRE)--May 30, 2018--Jack in the Box Inc. (NASDAQ: JACK) will participate in three upcoming investment conferences. The dates of the presentations are as follows:

  June 6, 2018, 9:05 a.m. ET – Baird’s Global Consumer, Technology & Services Conference in New York.
  June 19, 2018, 9:35 a.m. ET – Oppenheimer Annual Consumer Growth and E-Commerce Conference in Boston.
  June 20, 2018, 10:00 a.m. ET – Jefferies Consumer Conference in Nantucket, Mass.

Live webcasts of the presentations can be accessed via the Jack in the Box Inc. corporate website. To access the live webcasts through the internet, log onto the Jack in the Box Inc. investors page at http://investors.jackinthebox.com at least 15 minutes prior to the presentations to download and install any necessary software. Online replays will be available at the company’s corporate website for 30 days following the presentations.

About Jack in the Box Inc.

Jack in the Box Inc. (NASDAQ: JACK), based in San Diego, is a restaurant company that operates and franchises Jack in the Box® restaurants, one of the nation’s largest hamburger chains, with more than 2,200 restaurants in 21 states and Guam. For more information on Jack in the Box, including franchising opportunities, visit www.jackinthebox.com.

CONTACT:
Jack in the Box Inc.
Investor Contact:
Carol DiRaimo, (858) 571-2407
or
Media Contact:
Brian Luscomb, (858) 571-2291